EXHIBIT 5.1

                         MORSE, ZELNICK, ROSE & LANDER
            A L I M I T E D L I A B I L I T Y P A R T N E R S H I P

                                405 PARK AVENUE
                         NEW YORK, NEW YORK 10022-4405
                                  212 838 1177
                                FAX 212 838 9190

                                 July 28, 2005

Secured Services, Inc.
110 William Street, 14th Floor
New York, New York 10038

      RE: THE REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

We have acted as counsel to Secured Services, Inc., a Delaware corporation ("Secured Services"), in connection with the preparation of the Registration Statement on Form SB-2 (the "registration statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), to register the sale by the selling stockholders of up to 25,732,954 shares of common stock, par value $.0001 per share (the "common stock"), of Secured Services.

In this regard, we have reviewed the Certificate of Incorporation of Secured Services, as amended, resolutions adopted by Secured Services' Board of Directors, the registration statement, and such other records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. Based upon the foregoing we are of the opinion that:

Each share of common stock included in the registration statement, including the shares underlying outstanding warrants has been duly authorized for issuance and is legally issued, fully paid and non-assessable or will be so issued fully paid and non-assessable upon exercise of the warrants which they underlie.

We hereby consent to the use of this opinion as Exhibit 5.1 to the registration statement and to the reference to our Firm in the related prospectus under the heading "Legal Matters". In giving this opinion, we do not hereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the SEC thereunder.

                                          Very truly yours,


                                          /s/ Morse, Zelnick, Rose & Lander, LLP
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                                          Morse, Zelnick, Rose & Lander, LLP